EXHIBIT 32.1

Certification of Chief Executive Officer

and Chief Financial Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of Oncolix, Inc., (the “Company”) on Form 10-K for the year ending December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael T. Redman, Chief Executive Officer and Chief Financial Officer of the Company, certify, to my knowledge that:

(i)	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Oncolix, Inc.

Date: March 14, 2018	By:	/s/ Michael T. Redman
Michael T. Redman
Chief Executive Officer and Chief Financial Officer